Exhibit 15.5

24 February 2016

The Board of Directors

HSBC Holdings plc

I, C G Singer, consent to be named as valuation actuary of the HSBC Bank (UK) Pension Scheme in the Annual Report on Form 20-F for the year ended December 31, 2015 of HSBC Holdings plc and to the incorporation by reference of references to us in the registration statements (nos. 333-92024, 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333-155338, 333-158065, 333-162565, 333-170525, 333-176732, 333-180288, 333-183806, 333-197839 and 333-202420).

Yours sincerely

/s/ C G Singer

C G Singer

Fellow of the Institute and Faculty of Actuaries

C G Singer

Consulting Actuary

Watson House

London Road

Reigate

Surrey RH2 9PQ

UK

T   +44 1737 241 144

D   +44 1737 274 192

M   +44 7711 927 212

F   +44 1737 241 496

E   colin.singer@willistowerswatson.com

W   willistowerswatson.com

Towers Watson Limited is registered in England and Wales

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